                                                                     EXHIBIT T3C


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                          ALTIVA FINANCIAL CORPORATION

                                       TO

                UNITED STATES TRUST COMPANY OF NEW YORK, TRUSTEE




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                      12% SECURED CONVERTIBLE SENIOR NOTES
                                    DUE 2006


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                                    INDENTURE

                          DATED AS OF FEBRUARY __, 2000


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                                TABLE OF CONTENTS


                                                                                                                PAGE


ARTICLE One -Definitions and Other Provisions of General Application..............................................1

   Section 1.1    Definitions.....................................................................................1
   Section 1.2    Compliance Certificates and Opinions...........................................................18
   Section 1.3    Form of Documents Delivered to Trustee.........................................................19
   Section 1.4    Acts of Holders; Record Dates..................................................................19
   Section 1.5    Notices, Etc., to Trustee and Company..........................................................21
   Section 1.6    Notice to Holders; Waiver......................................................................22
   Section 1.7    Conflict with Trust Indenture Act..............................................................22
   Section 1.8    Effect of Headings and Table of Contents.......................................................22
   Section 1.9    Successors and Assigns.........................................................................22
   Section 1.10   Separability Clause............................................................................22
   Section 1.11   Benefits of Indenture..........................................................................22
   Section 1.12   Governing Law, Choice of Forum.................................................................23
   Section 1.13   Legal Holidays.................................................................................24

ARTICLE Two -Note Forms..........................................................................................24

   Section 2.1    Forms Generally................................................................................24
   Section 2.2    Form of Face of Note...........................................................................24
   Section 2.3    Form of Reverse of Note........................................................................26
   Section 2.4    Form of Legends for Global Notes...............................................................28
   Section 2.5    Form of Trustee's Certificate of Authentication................................................28
   Section 2.6    Form of Assignment.............................................................................29

ARTICLE Three -The Notes.........................................................................................30

   Section 3.1    Global Note; Depositary........................................................................30
   Section 3.2    Amount.........................................................................................31
   Section 3.3    Denominations..................................................................................31
   Section 3.4    Execution, Authentication, Delivery and Dating.................................................31
   Section 3.5    Temporary Notes................................................................................32
   Section 3.6    Registration; Registration of Transfer and Exchange............................................32
   Section 3.7    Mutilated, Destroyed, Lost and Stolen Notes....................................................33
   Section 3.8    Payment of Interest and Principal; Additional Interest.........................................34
   Section 3.9    Persons Deemed Owners..........................................................................36
   Section 3.10   Cancellation...................................................................................36
   Section 3.11   Computation of Interest........................................................................36


ARTICLE Four -Book-Entry Provisions for Global Notes.............................................................37

   Section 4.1    Applicability of Article.......................................................................37
   Section 4.2    Book-Entry Provisions For Global Note..........................................................37
   Section 4.3    Special Transfer Provisions....................................................................39

ARTICLE Five -Remedies of Holders on an Event of Default.........................................................40

   Section 5.1    Events of Default..............................................................................40
   Section 5.2    Payment of Notes on Default; Suit Therefor.....................................................42
   Section 5.3    Application of Monies Collected................................................................44
   Section 5.4    Remedies Cumulative and Continuing.............................................................45
   Section 5.5    Waiver of Defaults by Holders..................................................................45
   Section 5.6    Limitation on Suits............................................................................45
   Section 5.7    Control by Holders.............................................................................46

ARTICLE Six -The Trustee.........................................................................................46

   Section 6.1    Certain Duties and Responsibilities............................................................46
   Section 6.2    Notice of Defaults.............................................................................47
   Section 6.3    Certain Rights of Trustee......................................................................47
   Section 6.4    Not Responsible for Recitals or Issuance of Notes..............................................48
   Section 6.5    May Hold Notes.................................................................................48
   Section 6.6    Money Held in Trust............................................................................48
   Section 6.7    Compensation and Reimbursement.................................................................49
   Section 6.8    Disqualification; Conflicting Interests........................................................49
   Section 6.9    Corporate Trustee Required; Eligibility........................................................50
   Section 6.10   Resignation and Removal; Appointment of Successor..............................................50
   Section 6.11   Acceptance of Appointment by Successor.........................................................51
   Section 6.12   Merger, Conversion, Consolidation or Succession to Business....................................52
   Section 6.13   Preferential Collection of Claims Against Company..............................................52
   Section 6.14   Appointment of Authenticating Agent............................................................52

ARTICLE Seven -Lists of Holders of Notes and Convertible Notes and Reports by Trustee and Company................54

   Section 7.1    Company to Furnish Trustee Names and Addresses of Holders of Notes and Convertible Notes.......54
   Section 7.2    Preservation of Information; Communications to Holders.........................................55
   Section 7.3    Reports by Trustee.............................................................................56
   Section 7.4    Reports by Company.............................................................................56
   Section 7.5    Provision of Reports and Other Documents to Holders of Convertible Notes.......................56

ARTICLE Eight -Amendments, Supplements and Waivers...............................................................56

   Section 8.1    Supplemental Indentures with Consent of Holders................................................56
   Section 8.2    Execution of Supplemental Indentures...........................................................57


   Section 8.3    Effect of Supplemental Indentures..............................................................57
   Section 8.4    Conformity with Trust Indenture Act............................................................57
   Section 8.5    Reference in Notes to Supplemental Indentures..................................................57
   Section 8.6    Notice of Supplemental Indenture...............................................................58

ARTICLE Nine -Covenants..........................................................................................58

   Section 9.1    Payment of Notes...............................................................................58
   Section 9.2    Stay, Extension and Usury Laws.................................................................58
   Section 9.3    Reports and Certificates.......................................................................58
   Section 9.4    Taxes and Other Charges........................................................................60
   Section 9.5    Conduct of Business............................................................................60
   Section 9.6    Corporate Existence............................................................................61
   Section 9.7    Maintenance of Properties......................................................................62
   Section 9.8    Insurance......................................................................................62
   Section 9.9    Restricted Payments............................................................................63
   Section 9.10   Restrictions on Issuance and Sale of Sale of Capital Stock of Subsidiaries.....................63
   Section 9.11   Restrictions on Subsidiary Mergers and Sales of Assets.........................................63
   Section 9.12   Financial Covenants............................................................................63
   Section 9.13   Limitation on Incurrence of  Indebtedness and Issuance of Disqualified Capital Stock...........64
   Section 9.14   Liens..........................................................................................64
   Section 9.15   Subsidiary Guarantees..........................................................................65
   Section 9.16   Payment of Dividends from Subsidiaries.........................................................65
   Section 9.17   Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.................66
   Section 9.18   Investments and Acquisitions...................................................................67
   Section 9.19   Limitation on Investment Company Status........................................................67
   Section 9.20   Payments on Notes; Repurchase of Notes.........................................................67
   Section 9.21   Transactions with Affiliates...................................................................68
   Section 9.22   Payments for Consent...........................................................................68
   Section 9.23   Solvency Test..................................................................................68
   Section 9.24   Waiver of Certain Covenants....................................................................68

ARTICLE Ten -Merger, Consolidation and Transfer of Assets........................................................69

   Section 10.1   Company May Consolidate Etc. Only on Certain Terms.............................................69
   Section 10.2   Successor Corporation to be Substituted........................................................70

ARTICLE Eleven -Security for Notes; Related Agreements...........................................................70


ARTICLE Twelve -Redemption and Repurchase of Notes...............................................................71

   Section 12.1   Optional Rights to Redeem Notes................................................................71
   Section 12.2   Notice of Optional Redemption..................................................................71


   Section 12.3   Effect of Notice of Optional Redemption........................................................72
   Section 12.4   Right to Require Repurchase....................................................................72
   Section 12.5   Notices; Method of Exercising Purchase Right, Etc..............................................73
   Section 12.6   Repurchase Event...............................................................................74
   Section 12.7   Certain Definitions............................................................................74
   Section 12.8   Consolidation, Merger, Etc.....................................................................76

ARTICLE Thirteen -Defeasance and Covenant Defeasance.............................................................76

   Section 13.1   Option to Effect Legal Defeasance or Covenant Defeasance.......................................76
   Section 13.2   Legal Defeasance and Discharge.................................................................76
   Section 13.3   Covenant Defeasance............................................................................77
   Section 13.4   Conditions to Legal or Covenant Defeasance.....................................................77
   Section 13.5   Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                  Miscellaneous Provisions.......................................................................79
   Section 13.6   Repayment to Company...........................................................................79
   Section 13.7   Reinstatement..................................................................................79
   Section 13.8   Defeasance of Convertible Notes................................................................80

ARTICLE Fourteen -Conversion.....................................................................................80

   Section 14.1   Mandatory Conversion upon Stockholder Approval.................................................80
   Section 14.2   Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends................80
   Section 14.3   Disbursement of Shares.........................................................................81
   Section 14.4   Taxes on Shares Issued.........................................................................81
   Section 14.5   Reservation of Shares to Be Fully Paid; Compliance with Governmental Requirements;
                  Listing of Common Stock........................................................................82

ARTICLE Fifteen -Miscellaneous...................................................................................82

   Section 15.1   No Recourse Against Others.....................................................................82
   Section 15.2   Execution in Counterparts......................................................................82
   Section 15.3   Waiver of Trial by Jury........................................................................82


TRUST INDENTURE
ACT SECTION                                                                                 INDENTURE SECTION

310      (a)(1).........................................................................    6.9
         (a)(2).........................................................................    6.9
         (a)(3).........................................................................    Not Applicable
         (a)(4).........................................................................    Not Applicable
         (a)(5).........................................................................    6.9
         (b)............................................................................    1.5, 6.8, 6.9, 6.10,
                                                                                            6.11
         (c)............................................................................    Not applicable
311      (a)............................................................................    6.13
         (b)............................................................................    6.13
         (c)............................................................................    Not Applicable
312      (a)............................................................................    7.1, 7.2
         (b)............................................................................    7.2
         (c)............................................................................    7.2
313      (a)............................................................................    7.3
         (b)(1).........................................................................    7.3
         (b)(2).........................................................................    7.3
         (c)............................................................................    1.6, 7.3
         (d)............................................................................    7.3
314      (a)............................................................................    1.5, 1.6, 7.4
         (b)............................................................................    Not applicable
         (c)(1).........................................................................    1.2
         (c)(2).........................................................................    1.2
         (c)(3).........................................................................    7.4
         (d)............................................................................    7.4
         (e)............................................................................    1.2
         (f)............................................................................    Not Applicable
315      (a)............................................................................    6.1
         (b)............................................................................    1.6, 6.2
         (c)............................................................................    6.1
         (d)............................................................................    6.1
         (e)............................................................................    5.14
316      (a) (last sentence)............................................................    1.1 (definition of
                                                                                            "Outstanding")
         (a)(1)(A)......................................................................    5.7
         (a)(1)(B)......................................................................    5.13
         (a)(2).........................................................................    Not Applicable
         (b)............................................................................    5.6, 8.1
         (c)............................................................................    1.4(c)
317      (a)(1).........................................................................    5.3
         (a)(2).........................................................................    5.4
         (b)............................................................................    6.6
318      (a)............................................................................    1.7
         (c)............................................................................    1.7

                  INDENTURE, dated as of February __, 2000, by and between ALTIVA FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), having its principal office at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339 and UNITED STATES. TRUST COMPANY OF NEW YORK, a New York Banking corporation, as Trustee (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  A. The Company has duly authorized the execution and delivery, of this Indenture to provide for the issuance of a series of its 12% Secured Convertible Senior Notes due 2006 with an aggregate principal amount of $_______ (as amended, supplemented or otherwise modified from time to time, the "NOTES").

                  B. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                 ARTICLE ONE -

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.1 Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular,

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting determinations hereunder shall be made, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) the word "INCLUDING" is not limiting;

                  (f) references in this Indenture to any agreement, other document or law "AS AMENDED" or "AS AMENDED FROM TIME TO TIME," or to "AMENDMENTS" of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time, provided in the case of modifications to documents, such modifications are permissible under this Indenture; and

                  "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the Issue Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, or
(ii) directly or indirectly acquires (in one transaction or in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the Outstanding ownership interests of a partnership or a limited liability company.

                  "ACT" has the meaning set forth in Section 1.4 hereof.

                  "ADDED INTEREST" means any increases in the Interest Rate pursuant to the second and third paragraphs of Section 3.8 hereunder.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, provided, however, that for purposes of this definition neither Value Partners nor Lutheran Brotherhood High Yield Fund shall be deemed to be an Affiliate of the Company.

                  "AGREEMENT" means the Exchange Agreement between the Company and the holders of the Company's 12 1/2% Subordinated Notes due 2001 providing for the Exchange, as amended, supplemented or otherwise modified from time to time.

                  " BENEFICIAL OWNERS" means the beneficial owners of the Notes identified in the registry of Beneficial Owners maintained by the Trustee pursuant to Section 3.6 of this Indenture.

                  "BENEFICIAL OWNER REGISTRY" has the meaning set forth in
Section 3.6.

                  "BOARD OF DIRECTORS" means either the Board of Directors of the Company or any committee of such Board duly authorized to act for it hereunder.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of Atlanta, Georgia, or New York, New York are authorized or required by law or executive order to remain closed.

                  "CAPITAL STOCK" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation or limited liability company, Preferred Stock and other corporate stock and, with respect to a partnership, including limited liability partnerships, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

                  "CAPITALIZED LEASE OBLIGATION" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "COLLATERAL AGENT" means United States Trust Company of New York and its successors and assigns.

                  "COLLATERAL DOCUMENTS" means any agreement entered into by the Company, any Subsidiary of the Company or any other Person to provide collateral or security for the repayment of the Notes or to Guarantee the Notes and the Convertible Notes, including without limitation this Indenture, the Security Agreements, the Value Partners Security Agreement and the Intercreditor Agreement, in each case as defined herein or in the Agreement.

                  "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted.

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

                  "COMPANY" has the meaning set forth in the first paragraph hereof.

                  "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash revenues increasing such Consolidated Net Income for such period, including without limitation non-cash income recorded in connection with the ownership of mortgage related securities (excluding any non-cash income to the extent it represents an accrual of cash revenues in any future period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of termination to be dividended to the Company by such Subsidiary without prior approval of any Person (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without prior approval of any Person (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders unless waived; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any net after-tax extraordinary gains or losses shall be excluded.

                  "CONSOLIDATED NET WORTH" of a Person means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Person and its Subsidiaries determined in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" of a Person means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Person and its Subsidiaries determined in accordance with GAAP less an amount equal to the consolidated intangible assets of the Person and its Subsidiaries determined in accordance with GAAP.

                  "CONVERTIBLE NOTE OBLIGATIONS" means all present and future liabilities, obligations and indebtedness of the Company, any of its Subsidiaries or any other obligor owing to any holder of Convertible Notes under or in connection with the Value Partners Agreement, the Convertible Notes or the Collateral Documents, including without limitation obligations in respect of (i) principal, premium, if any, and interest on the Convertible Notes, (ii) reimbursement of costs, fees, taxes or other items and (iii) indemnification and related obligations.

                  "CONVERTIBLE NOTE REGISTRIES" has the meaning set forth in
Section 1.4(g).

                  "CONVERTIBLE NOTES" means the $14,000,000 principal amount of 12% Secured Convertible Senior Notes issued to Value Partners pursuant to the Value Partners Agreement, as amended, supplemented or otherwise modified from time to time.

                  "CORPORATE TRUST OFFICE" means with respect to the Trustee, 2001 Ross Avenue Suite 2700, Dallas, Texas, or such other office as the Trustee or successor shall designate from time to time.

                  "DEFAULT" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

                  "DEFAULTED INTEREST" has the meaning specified in Section 3.8.

                  "DEFINITIVE NOTE" is defined in Section 4.3(b).

                  "DEPOSITARY" has the meaning specified in Section 3.1.

                  "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the Stated Maturity of principal of the Notes, provided that only the amount of such Capital Stock that matures or is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

                  "ELIGIBLE COLLATERAL" means any asset or property of the Company other than the Note Security.

                  "EVENT OF DEFAULT" means any event specified in Section 5.1.

                  "EXCESS SPREAD" means (i) with respect to a "pool" of Receivables that has been sold to a trust or other Person in a securitization, the excess of (a) the weighted average coupon on each pool of Receivables sold over (b) the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP, and (ii) with respect to Receivables that have been sold to a Person in a whole loan sale, the cash flow of the Company and its Subsidiaries from such Receivables, net of, to the extent applicable, a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP.

                  "EXCESS SPREAD RECEIVABLES" of a Person means the contractual or certified right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP, net of any allowance for losses on loans sold with recourse or other liability allocable thereto, to the extent not otherwise reflected in such amount). Excess Spread Receivables (a) include mortgage-related securities backed by Receivables sold by the Company or any Subsidiary and (b) do not include any servicing rights.

                  "EXCHANGE" has the meaning set forth in the Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FIXED CHARGES" means, with respect to the Company and its Subsidiaries for any period, the sum, without duplication, of:

                           (i) the consolidated interest expense of the Company
                  and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                           (ii) the consolidated interest of the Company and its
                  Subsidiaries that was capitalized during such period; plus

                           (iii) any interest expense on Indebtedness of another
                  Person that is Guaranteed by the Company or one of its Subsidiaries or secured by a Lien on assets of the Company or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                           (iv) the product of (a) all dividends, whether paid
                  or accrued and whether or not in cash, on any series of Preferred Stock of the Company or any of its Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or to the Company or a Subsidiary of the Company, times
                  (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and its Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "FIXED CHARGE COVERAGE RATIO" means with respect to the Company and its Subsidiaries for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, and, if applicable, the use of the proceeds therefrom to repay other Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

                  "GLOBAL NOTE" means a Note bearing the legend prescribed in
Section 2.4 evidencing all or part of the Notes, authenticated and delivered to the Depositary or its custodian, and registered in the name of such Depositary or its nominee.

                  "GLOBAL NOTE HOLDER" has the meaning specified in Section 3.1.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect. contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

                  "GUARANTOR" means any Person Guaranteeing any Indebtedness or other obligation.

                  "HEDGING OBLIGATIONS" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of the Notes and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

                  "HOLDER" means a Person in whose name a Note is registered on the Note Register.

                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for. The term "Incurrence" when used as a noun shall have a corresponding meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium, if any, in respect of (A) indebtedness of such Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (including any such obligations under repurchase agreements), but excluding trade accounts payable and expense accruals arising in the ordinary course of business; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, in the case of a Subsidiary of such Person, any Preferred Stock (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person, and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above, and the amount of any Indebtedness under clause (vi) of this definition for which such Person is responsible or liable, directly or indirectly, including by way of any Guarantee. Notwithstanding the foregoing, any securities issued in a securitization by a Securitization Subsidiary formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries, regardless whether such securities are treated as indebtedness for tax purposes, provided that (1) neither the Company nor any of its Subsidiaries (other than the Securitization Subsidiary) (a) provides credit support of any kind

(including any undertaking, agreement or instrument that would constitute Indebtedness), except for credit support in the form of "over-collateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables attributable to, such securitization, in each case to the extent of the book value of such Excess Spread Receivables, or
(b) is directly or indirectly liable (as a guarantor or otherwise) for such securities, and (2) no default with respect to such securities would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "INDENTURE" shall mean this Indenture by and between the Company and the Trustee.

                  "INTERCREDITOR AGREEMENT" has the meaning set forth in the Agreement.

                  "INTEREST RATE" means 12% per annum, subject to increase as specified in the second and third paragraphs of Section 3.8 hereof.

                  "INTEREST PAYMENT DATE" has the meaning set forth in Section
3.8 hereof.

                  "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

                  "IO SECURITIES" means a security representing an undivided interest in all or a portion of the interest payments due on a pool of Receivables which back the mortgage-related security to which the IO Securities relate.

                  "ISSUE DATE" means February  __, 2000.

                  "JUNIOR INDEBTEDNESS" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

                  "LEGAL DEFEASANCE" has the meaning specified in Section 13.2.

                  "LEGAL HOLIDAY" means any Saturday, Sunday or other day on which banks in the States of New York, Texas or Georgia are authorized or obligated by law to be closed for business.

                  "LIENS" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance (whether or not filed, recorded or otherwise perfected under applicable law) upon or with respect to any asset or property owned by a Person.

                  "LIQUID ASSETS" means: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. Government securities,
(b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally-recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally-recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by, the United States, its agencies or any U.S. Government sponsored enterprise and (iv) the amount of unused credit available to the Company in the form of Permitted Warehouse Indebtedness under lines of such Indebtedness in existence on the determination date which may be secured by existing net loans or other Receivables held for sale by the Company on the determination date.

                  "LIQUIDATED DAMAGES" shall have the meaning set forth in the Registration Rights Agreement.

                  "MARK-TO-MARKET ADJUSTMENTS" shall have the meaning set forth in Section 9.12(a)(1).

                  "MATERIAL ADVERSE EFFECT" has the meaning set forth in the Agreement

                  "MATURITY", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, upon repurchase or otherwise.

                  "MATURITY DATE" shall mean the date of Maturity specified in a Note and such date will be the "STATED MATURITY" of the Note.

                  "MCI" means The Money Centre, Inc., a North Carolina corporation.

                  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

                  "NOTES" has the meaning set forth in the Recitals, provided that upon consummation of the Exchange the Notes and the Convertible Notes shall be considered as a single class of Pari Passu Indebtedness of the Company. Notwithstanding any provision to the contrary continued in this Indenture, references herein to actions by the Holders of the Notes shall in all cases include the holders of the Convertible Notes, such holders acting together as the holders of a single class of securities of the Company.

                  "NOTE OBLIGATIONS" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other obligor owing to any Holder under or in connection with the Agreement or any Related Agreement, including without limitation obligations in respect of
(i) principal, premium, if any, and interest on the Notes, (ii) reimbursement of costs, fees, taxes or other items and (iii) indemnification and related obligations.

                  "NOTE REGISTER" has the meaning set forth in Section 3.6.

                  "NOTE REGISTRAR" has the meaning specified in Section 3.6.

                  "NOTE SECURITY" means all assets now or from time to time after the Issue Date subjected to a security interest or other charge (or intended to be so subjected pursuant to the Agreement or any Related Agreement) to secure the payment or performance of any of the Note Obligations.

                  "OBLIGOR" means the Company or any Guarantor.

                  "OFFICER" means the Chairman of the Board, the President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Secretary or any Vice President of the Company.


                  "OFFICERS' CERTIFICATE" means, unless otherwise specified herein, a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company.

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Obligors and who shall be acceptable to the Trustee.

                  "OUTSTANDING" (i) when used as of any particular time with reference to the Notes, means all of the Notes theretofore issued by the Company and outstanding, which shall not include (x) the Notes theretofore canceled by the Company or surrendered to the Trustee for cancellation, and (y) the Notes for the transfer or exchange of or in lieu of or in substitution for which other Notes shall have been delivered by the Trustee pursuant to this Indenture, and
(ii) when used as of any particular time with reference to the Convertible Notes shall have the meaning set forth in the Convertible Notes. In determining whether the registered holders of the requisite aggregate principal amount of Notes and Convertible Notes have concurred in any demand, request, direction, consent, or waiver under the Notes, Notes which are owned or held by or for the account of the Company, or by any other obligor on the Notes, or by any Affiliate of the Company or any other obligor on the Notes, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee shall have the exclusive right to vote such Notes and is not a Person which is an Affiliate of the Company or any other obligor on the Notes.

                  "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

                  "PAYING AGENT" means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company or, if the Company is acting as its own Paying Agent, the Company.

                  "PERMITTED INDEBTEDNESS" means:

                           (i) Permitted Warehouse Indebtedness of the Company
                  and its Subsidiaries, provided that to the extent any such Indebtedness ceases to constitute Permitted Warehouse Indebtedness of the Company or a Subsidiary, such event shall be deemed to constitute the Incurrence of such Indebtedness (and any related Guarantees, but without duplication) by the Company or such Subsidiary, as the case may be;

                           (ii) the Note Obligations;

                           (iii) Indebtedness of the Company or a Subsidiary
                  outstanding on the Issue Date;

                           (iv) Hedging Obligations;


                           (v) Capital Lease Obligations, mortgage financings or
                  purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $3.0 million at any time outstanding;

                           (vi) intercompany Indebtedness between or among the
                  Company and any Subsidiary, provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Note Obligations and (ii) (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a

                  Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; and

                           (vii) Permitted Refinancing Indebtedness in exchange
                  for, or the net proceeds of which are used to refund, refinance or replace Indebtedness Incurred pursuant to Section 9.13(a) or clause (iii) or (v) above.

                  "PERMITTED LIENS" means, with respect to the Company and any
                  Subsidiary:

                           (i) Liens for taxes, assessments or governmental
                  charges or levies on the assets or property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (ii) Liens imposed by law, such as carriers',
                  warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

                           (iii) Liens arising out of pledges or deposits under
                  worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

                           (iv) Utility easements, building restrictions and
                  such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;

                           (v) Liens securing Permitted Indebtedness;

                           (vi) Liens with respect to IO Securities, Residual
                  Certificates or excess servicing rights arising from the documents creating and governing such securities, certificates and rights as a result of the subordinate nature of such assets to other senior interests created and governed by such documents; and

                           (vii) Liens on the Capital Stock of, or the assets or
                  property of, a Subsidiary acquired by the Company in existence at the time of such acquisition provided that (a) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and (b) such Liens do not extend to assets or property owned by the Company or any other Subsidiary.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Subsidiaries, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than 91 days after the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERMITTED WAREHOUSE INDEBTEDNESS" means Indebtedness of any Person under any warehouse line of credit, loan repurchase agreement or similar facility or under any commercial paper program (a) that is incurred for the purpose of funding the origination or purchase of Receivables that are intended to be sold to investors and are eligible to be recorded as held for sale on the consolidated balance sheet of such Person in accordance with GAAP and are so recorded, (b) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by Receivables or securities backed by such receivables or any combination thereof owned by such Person, (c) the outstanding amount of which shall not exceed 100% of the aggregate principal amount of the Receivables and/or securities backed by such receivables securing such Indebtedness and (d) that has not been outstanding in excess of 360 days.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PLACE OF PAYMENT" means the place or places where the principal of and any premium and interest on the Notes are payable.

                  "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "PREFERRED STOCK" means with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class in such Person.

                  "PRINCIPAL" of a Note means the principal of the Note payable on the Note which is due or overdue or is to become due at the relevant time.

                  "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

                  "RECEIVABLES" means loans, leases and other credit receivables commonly financed by companies in the mortgage lending or consumer finance business in the United States which are purchased or originated by the Company or any Subsidiary of the Company in the ordinary course of business.

                  "RECORD DATE" means, with respect to any Interest Payment Date, the June 1 or December 1 preceding an Interest Payment Date of June 15 and December 15, respectively.

                  "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the provisions of the Note.

                  "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the provisions of the Note.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the Agreement.

                  "RELATED AGREEMENTS" means the Notes and the Collateral Documents.

                  "REPURCHASE EVENT" has the meaning set forth in Section 12.6.

                  "REPURCHASE PRICE," when used with respect to any Note to be repurchased, means the price at which it is to be repurchased pursuant to the terms of the Notes.

                  "RESIDUAL CERTIFICATE" means a security (whether identified as a certificate, instrument or interest) representing the residual interest in a real estate mortgage investment conduit or other entity formed by the Company or a Subsidiary and in which the Company or a Subsidiary has retained a residual interest which is only payable on a fully subordinated basis after all regular interests in and/or debt issued by such entity has been fully repaid.

                  "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED PAYMENT" means

                           (i) the declaration, payment or setting apart of any
                  funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or make any payment or distribution to or for the benefit of the direct or indirect holders of the Capital Stock of the Company or any Subsidiary of the Company (other than (a) dividends or distributions payable in its Capital Stock (other than Disqualified Capital Stock) and (b) dividends or distributions payable to the Company or a Subsidiary of the Company (and if such Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value, directly or indirectly, of any Capital Stock of the Company or any Subsidiary of the Company (other than any such Capital Stock owned by the Company or any of its Subsidiaries and other than the acquisition of Capital Stock in Subsidiaries solely in exchange for Capital Stock (other than Disqualified Capital Stock ) of the Company); or

                           (iii) the making of any principal payments on, or
                  repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness.

         Notwithstanding the above, a Restricted Payment shall not include: (A) any future payments required to be made to the former shareholders of MCI pursuant to the Stock Purchase Agreement, dated as of July 15, 1999, by and among Rodney D. Atkinson, Charles R. Cunningham, Stuart A. Lewis, John Richard Love, Stephen L. Walker, MCI and the Company; or (B) the repurchase, redemption, defeasance, retirement or other acquisition for value directly or indirectly of the Notes in accordance with the terms of the Indenture (including without limitation Section 9.20 hereof).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SECURITY AGREEMENTS" shall have the meaning specified in the Agreement.

                  "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Company formed in connection with a securitization of Receivables (i) all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more of its Subsidiaries, (ii) that has no assets other than Excess Spread Receivables created in such securitization, (iii) that conducts no business other than holding such Excess Spread Receivables, and (iv) that has no Indebtedness (other than short-term Indebtedness to the Company or any Wholly-Owned Subsidiary attributable to the purchase by such Subsidiary from the Company or such Wholly-Owned Subsidiary of such Receivables, which Indebtedness is paid in full upon closing of such securitization).

                  "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, any Subsidiary which is a "significant subsidiary" (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act) of such Person.

                  "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.8.

                  "STATED MATURITY" shall have the meaning set forth in the definition of "MATURITY DATE."

                  "STOCKHOLDER APPROVALS" means the approval of the stockholders of the Company, pursuant to the Agreement, of (i) the issuance of Common Stock upon mandatory conversion of the applicable portion of the Notes and (ii) the issuance of Common Stock upon conversion of the Convertible Notes in accordance with their terms.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "SUBSTANTIAL PORTION" means, with respect to the assets of the Company and its Subsidiaries, assets which (i) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the Consolidated Net Income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

                  "SUCCESSOR COMPANY" has the meaning specified in Section 10.1.

                  "SUPERMAJORITY COVENANTS" has the meaning set forth in Section 9.24.

                  "TRADING DAY" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

                  "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and thereafter "TRUSTEE" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person. "TRUSTEE" as used with respect to the Notes shall mean the Trustee with respect to the Notes.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency, or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "VALUE PARTNERS AGREEMENT" means the Amended and Restated Secured Convertible Senior Note Purchase Agreement dated as of February ___, 2000 by and between the Company and Value Partners, Ltd., as amended, supplemented or otherwise modified from time to time.

                  "VALUE PARTNERS SECURITY AGREEMENT" means the Amended and Restated Pledge and Security Agreement, dated as f February __, 2000 for reference purposes only, between the Company and Value Partners, Ltd., as amended, supplemented or otherwise modified from time to time to time.

                  "VICE PRESIDENT", when used with respect to the Trustee, means any vice president (but shall not include any assistant vice president), whether or not designated by a number or a word or words added before or after the title "vice president."

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at Stated Maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all of the Capital Stock of which is owned by the Company or another Wholly-Owned Subsidiary.

                  Section 1.2       Compliance Certificates and Opinions.

                  Upon any application or request by any Obligor to the Trustee to take any action under any provision of this Indenture, the Obligor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Obligor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                  Every certificate or opinion (other than the Officers' Certificate delivered under Section 10.4 hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with;

                  Section 1.3       Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of any Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Obligor stating that the information with respect to such factual matters is in the possession of the Obligor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 1.4       Acts of Holders; Record Dates.

                  (a) When herein it is provided that the registered holders of a specified percentage in aggregate principal amount of the Notes and the Convertible Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the registered holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such registered holders in person or by agent or proxy appointed in writing and delivered to the Trustee, or (b) by the registered of such registered holders voting in favor thereof at any meeting of registered holders duly called and held in accordance with the provisions hereof and applicable law, a copy of which shall be delivered to the Trustee, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such registered holders. Such instrument or instruments or such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders. Such Acts shall become effective upon delivery of such instrument or instruments or such record to the Trustee. Proof of execution of any such instrument or authentication of such record shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or pertained in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.

                  (b) The fact and date of the execution by any Person of any such instrument or writing or the authentication of any such record of a meeting may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing or record acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of such instrument or writing or record, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders Notes, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d)      The ownership of Notes shall be proved by the Note
Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                  (g) For purposes of actions required by this Indenture to be taken by the record holders of the Notes and the Convertible Notes acting as a single class or other actions required to be taken by the record holders of the Convertible Notes hereunder (i) the Trustee shall be entitled to rely on the registries of record and beneficial owners of the Convertible Notes maintained by the Company pursuant to Section 2.3 of the Convertible Notes (the "Convertible Note Registries"), copies of which shall be delivered by the Company to the Trustee in accordance with Section 7.1(c) hereof, and shall treat beneficial owners of Convertible Notes as record holders of Convertible Notes to the extent provided in Section 2.3 of the Convertible Notes and (ii) the Trustee shall be entitled to rely on the Beneficial Owner Registry, and shall treat beneficial owners of Notes as registered holders of Notes to the extent provided in this Section 1.4(g). A copy of any notice sent by the Company or the Trustee hereunder to the Holders also shall be sent to each record and beneficial owner of the Convertible Notes, as reflected in the Convertible Note Registries and to each beneficial owner of the Notes shown on the Beneficial Owner Registry. With respect to any consent, request, direction, approval, objection or other instrument or action required or permitted by this Indenture to be executed or taken by the Trustee, the Trustee shall be entitled to rely on the registries of record and beneficial owners of the Convertible Notes and the Beneficial Owner Registry and shall treat beneficial owners of Convertible Notes as record holders of Convertible Notes to the extent provided in Section 2.3 of the Convertible Notes and shall treat beneficial owners of the Notes as registered owners of the Notes. Any action so taken shall be fully effective if executed or taken by any such holders reflected in the Convertible Note Registries and the Beneficial Note Registry, unless the Trustee receives written notification to the contrary.

                  Section 1.5       Notices, Etc., to Trustee and Company.

                  Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder or by any Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                  (b) any Obligor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Obligor addressed to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Obligor, Attention: George Karfunkel, Executive Vice President.

                  Section 1.6       Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  Section 1.7       Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  Section 1.8       Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section  1.9      Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.10      Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.11      Benefits of Indenture.

                  Except to the extent provided in the definition of the term "Notes" in Section 1.1 hereof, nothing in this Indenture or in the Notes, express or implied, shall give any Person, other than (a) the parties hereto and their successors hereunder and (b) the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 1.12      Governing Law, Choice of Forum.

                  (a) THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  (b) EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) Each Obligor hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT," which has consented thereto) with offices on the date hereof at

_______________________________________, as Process Agent to receive for and on behalf of such Obligor service of process in the Borough of Manhattan of relating to this Indenture and the Notes. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING AGAINST ANY OBLIGOR MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF SUCH OBLIGOR AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH OBLIGOR, SUFFICIENT FOR PERSONAL JURISDICTION, 10 DAYS AFTER MAILING, AND SHALL BE LEGAL AND BINDING UPON SUCH OBLIGOR FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO SUCH OBLIGOR OR ANY FAILURE ON THE PART OF SUCH OBLIGOR TO RECEIVE THE SAME. Each Obligor confirms that it has instructed the Process Agent to mail to such Obligor, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at such Obligor's address set forth on the signature page hereto, or to such other address as such Obligor may notify the Process Agent in writing. Each Obligor agrees that it will at all times maintain a process agent to receive service of process in the Borough of Manhattan on its behalf with respect to this Indenture and the Notes. If for any reason the Process Agent or any successor thereto shall no longer serve as such process agent or shall have changed its address without notification thereof to the Trustee, such Obligor, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute process agent acceptable to the Trustee in the Borough of Manhattan and advise the Trustee thereof.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.

                  Section 1.13      Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                 ARTICLE TWO -

                                   NOTE FORMS

                  Section 2.1       Forms Generally.

                  The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the roles of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

                  The Definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Obligor executing such Notes, as evidenced by their execution of such Notes.

                  Section 2.2       Form of Face of Note.

                                   ALTIVA FINANCIAL CORPORATION

                           12% SECURED CONVERTIBLE SENIOR NOTES DUE 2006

                  NO. ____________                                   $__________

                  Altiva Financial Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _______________ Dollars on June 15, 2006, and to pay interest thereon from [insert Series Issue Date of the relevant series] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing [insert first Interest Payment Date after relevant Series Issue Date], at the rate of 12% per annum, or such other rate as prescribed by the Indenture, until the principal hereof is paid or made available for payment. 'The interest so payable, and punctually paid or duly. provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                           The principal amount or redemption price of this Note
                  shall be payable upon presentation and surrender of this Note, at the office of United States Trust Company of New York in New York, New York (such bank and any successor in such capacity being referred to as the "Trustee") or at the office of any other Paying Agent designated by the Company. Interest shall be paid by check mailed to the address of such person on the Note Register, provided that at the request of a Holder in writing to the Company at least five days prior to the date set for the payment of interest, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Company. Payment of principal, premium, if any and interest due on the Notes on the Maturity Date similarly shall be paid by the Company by check or, at the request of a Holder, wire transfer. Notwithstanding the foregoing, for so long as the Depositary is the exclusive registered owner of the Notes, or if the Notes are not in book entry as provided in the Indenture described herein, the principal amount and redemption price of the Notes and the interest thereon shall be payable by wire transfer in immediately available funds to the Depositary without necessity of any immediate presentation and surrender of the Notes pursuant to the letter of representations of the Depositary or written instructions from the registered owner.

                           Reference is hereby made to the further provisions of
                  this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                           Unless the certificate of authentication hereon has
                  been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory, for any purpose.

                           IN WITNESS WHEREOF, the Company has caused this
                  instrument to be duly executed under its corporate seal.

                  Dated:

                                                 ALTIVA FINANCIAL CORPORATION


                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:

Attest:



-------------------------------
Name:
Title:

                  Section 2.3       Form of Reverse of Note.

                  This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued under an Indenture, dated as of February __, 2000 (herein called the "INDENTURE"), by and between the Company, and United States Trust Company of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor three under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof, limited in aggregate principal amount to $19,228,000 ($12,800,000 after giving effect to the mandatory conversion pursuant to Article Fourteen of the Indenture)..

                  The Notes are redeemable, in whole but not in part, prior to maturity at the option of the Company at any time and from time to time at a redemption price (the "Redemption Price") (expressed as a percentage of principal amount), on or after June 15, 2004 but prior to June 15, 2005, of 106% and (ii) on or after June 15, 2005, of 100%, in either case plus accrued and unpaid interest (including Added Interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest (including Added Interest, if any) due on the relevant interest payment date).

                  At issuance, the Notes that were issued to Qualified Institutional Buyers, as such term is defined in the Securities Act of 1933 (a "QIB"), were secured, in part, by a security interest in certain mortgage-related securities and other assets of the Company. Notes that are secured by such mortgage-related securities may not be transferred or pledged to any person or entity that is not a QIB.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered holders of a majority in aggregate principal amount of the Notes and the Convertible Notes (as defined therein) at the time Outstanding. The Indenture also contains provisions permitting the registered holders of specified percentages in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  For notes issued to QIBs on the issue date and thereafter - "This Note may not be transferred to any person or entity that is not a Qualified Institutional Buyer as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended."

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Section 2.4       Form of Legends for Global Notes.

                  Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

         "This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary or a nominee thereof or a successor of such Depositary or a nominee of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances."

                  For notes issued to QIBs on the issue date and thereafter- "This Note may not be transferred to any person or entity that is not a Qualified Institutional Buyer as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended."

                  Section 2.5       Form of Trustee's Certificate of
                                    Authentication.

                  The Trustee's certificate of authentication shall be in substantially the, following form:

                  This is one of the Notes designated and referred to in the within-mentioned Indenture.


                                             -----------------------------------
                                             as Trustee


                                             By
                                               ---------------------------------
                                                       Authorized Officer

                  Section 2.6       Form of Assignment.

                  Each Note shall include the following form of Assignment:

                                   ASSIGNMENT

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                  IF SUCH HOLDER DESIRES TO TRANSFER THIS NOTE)


                  FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto ________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:


Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.


                                ARTICLE THREE -

                                    THE NOTES

                  Section 3.1       Global Note; Depositary.

                  (a) The Notes initially will be issued in the form of one or more Global Notes. Each Global Note will be deposited on the date of consummation of the Exchange Offer with The Depository Trust Company or any other depositary designated for the Notes evidenced thereby (the "DEPOSITARY"), or the Trustee on its behalf, and registered in the name of Cede & Co. or any other relevant Person, as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL NOTE HOLDER").

                  (b) Notes offered and sold to QIB's shall be issued initially in the form of two Global Notes, one in the principal amount of $____________ (the "QIB PERMANENT GLOBAL NOTE") and the second in the principal amount of $__________ (the "QIB CONVERTIBLE GLOBAL NOTE," together with the QIB Permanent Global Note, the "QIB NOTES"), and Notes offered and sold to persons or entities that are note QIB's ("NON-QIBS") shall be issued initially in the form of two Global Notes, one in the principal amount of $____________ (the "NON-QIB PERMANENT GLOBAL NOTE") and the second in the principal amount of $__________ (the "NON-QIB

CONVERTIBLE GLOBAL NOTE," together with the Non-QIB Permanent Global Note, the "NON-QIB NOTES," and each Global Note referred to in this sentence, a "GLOBAL NOTE").

                  Section 3.2       Amount.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $____________
(__________________), except as for Notes authenticated and delivered pursuant to Section 3.5, 3.6, 3.7 or 4.2.

                  The Notes constitute senior obligations of the Company and shall not be subordinated in right or priority of payment to any existing or future Indebtedness of the Company.

                  Section 3.3       Denominations.

                  The Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  Section 3.4       Execution, Authentication, Delivery and
                                    Dating.

                  The Notes shall be executed on behalf of each Obligor by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of any Obligor shall bind the Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by each Obligor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  Section 3.5       Temporary Notes.

                  Pending the preparation of Definitive Notes, the Obligors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Notes of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of such tenor.

                  Section 3.6       Registration; Registration of Transfer and
                                    Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

                  The Trustee shall also maintain a register of Beneficial Owners of the Notes (the "Beneficial Owner Registry"), which Beneficial Owners shall be placed thereon upon receipt by the Trustee of written certification of any such Beneficial Owner as to its beneficial ownership of a specified principal amount of the Notes accompanied by evidence thereof reasonably satisfactory to the Trustee and setting forth its address and other information which will permit the Trustee to communicate with such Beneficial Owners as required herein and deem such Beneficial Owners as registered holders for purposes hereof. A copy of any notice sent hereunder to Holders shall also be sent to the Beneficial Owners on the Beneficial Owner Registry and any consent, request, direction, approval, objection, or other instrument or action required or permitted by this Indenture to be executed or taken by any Holder (other than a transfer or conversion of a Note) shall be fully effective or taken by the Beneficial Owner thereof on the Beneficial Owner Registry, provided that, in the event of conflicting instruments executed by the registered Holder and the Beneficial Owner, the action by the registered Holder shall govern. The Trustee may presume that the Persons that is enters on the Beneficial Owner Registry are such Beneficial Owners unless the Trustee receives written notification to the contrary.

                  Upon surrender for registration of transfer of any Note at the office or agency, in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.5, 3.6, 3.7 or 4.2 not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Article Eight and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  The Trustee shall also maintain a register of Beneficial Owners of the Notes (the "Beneficial Owner Registry"), which Beneficial Owners shall be placed thereon upon receipt by the Trustee of written certification of any such Beneficial Owner as to its beneficial ownership of a specified principal amount of the Notes accompanied by evidence thereof reasonably satisfactory to the Trustee and setting forth its address and other information which will permit the Trustee to communicate with such Beneficial Owners as required herein and deem such Beneficial Owners as registered holders for purposes hereof. A copy of any notice sent hereunder to Holders shall also be sent to the Beneficial Owners on the Beneficial Owner Registry and any consent, request, direction, approval, objection, or other instrument or action required or permitted by this Indenture to be executed or taken by any Holder (other than a transfer or conversion of a Note) shall be fully effective if executed or taken by the Beneficial Owner thereof on the Beneficial Owner Registry, provided that, in the event of conflicting instruments executed by the registered Holder and the Beneficial Owner, the action by the registered Holder shall govern. The Trustee may presume that the Persons that is enters on the Beneficial Owner Registry are such Beneficial Owners unless the Trustee receives written notification to the contrary.

                  Section 3.7       Mutilated, Destroyed, Lost and Stolen Notes.

                  If any mutilated Note is surrendered to the Trustee, the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to any Obligor or the Trustee that such Note has been acquired by a bona fide purchaser, the Obligors shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligors in their discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Obligors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 3.8 Payment of Interest and Principal; Additional Interest.

                  Interest on the Notes shall be payable by the Company in cash to Holders (i) from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date, on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on June 15, 2001, and
(ii) on the Maturity Date (or earlier to the extent provided in Article V hereof) to the extent accrued but theretofore unpaid. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  In the event that the Company is obligated to pay Liquidated Damages to Holders, the Interest Rate shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the amount of such Liquidated Damages and all references herein to interest shall include Liquidated Damages, if any. The Company shall promptly notify each Holder at its address as it appears on the Note Register in the event that the Company is obligated to pay Liquidated Damages to Holders.

                  In the event that the Company does not obtain the Stockholder Approvals on or before March 9, 2000 (or as extended), the Interest Rate shall increase monthly, commencing on March 9, 2000 (or as may be extended pursuant to Section 12.6 hereof), by 1% per annum, up to a maximum interest rate of 18% (exclusive of Liquidated Damages, if any), provided that if the Company subsequently obtains the Stockholders Approvals, the Interest Rate shall revert as of the date of receipt of such approvals to the amount otherwise payable hereunder and shall not thereafter reflect any increase in the Interest Rate as a result of the requirements of this sentence. The Company shall promptly notify each Holder at its address as it appears on the Note Register and the Trustee in the event that the Company is obligated to increase the Interest Rate pursuant to the requirements of this paragraph or in the event the interest rate shall revert to the amount otherwise payable hereunder. The Trustee shall not be required to investigate whether the Interest Rate is required to change pursuant to this paragraph.

                  The Person in whose name any Note is registered at the close of business on any Record Date with respect to any Interest Payment Date (including any Note that is converted after the Record Date and on or before the Interest Payment Date) shall receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the Record Date and on or prior to such Interest Payment Date. Interest shall be paid by check mailed to the address of such Person on the Note Register, provided that at the request of a Holder in writing to the Company at least five days prior to the date set for payment of interest, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Company. Payment of principal, premium, if any, and interest due on the Notes on the Maturity Date similarly shall be paid by the Company by check or, at the request of a Holder, wire transfer.

                  The principal amount or redemption price of this Note shall be payable upon presentation and surrender of this Note, at the office of the Trustee in New York, New York or at the office of any other Paying Agent designated by the Company. The interest on the Notes shall be payable by check mailed on the Interest Payment Date to the Person in whose name such Note is registered as of the Regular Record Date, at the address of such Person as shown on the Note Register maintained by the Trustee, as Note Registrar. Notwithstanding the foregoing, for so long as the Depositary is the exclusive registered owner of the Notes, or if the notes are not in book entry as provided in this Indenture, the principal amount and redemption price of the Notes and the interest thereon shall be payable by wire transfer in immediately available funds to the Depositary or such owners (at their request to the Company and the Trustee in writing at least five days prior to the date set for payment of principal, redemption price, or interest), without necessity of any immediate presentation and surrender of the Notes pursuant to the letter of representations of the Depositary or written instructions from the registered owner.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below.

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names Notes are registered at the close of business on a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner.

                  Section 3.9       Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer, the Obligors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Obligors, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under this Indenture of any Notes evidenced by the Global Note for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under this Indenture and the Notes. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under this Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Obligors nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

                  Section 3.10      Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee's regulations in accordance with the regulations under the Exchange Act.

                  Section 3.11      Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Section 3.12      Restrictions on Transfer to Non-QIB's

                  No Global or Definitive Note that is held by a QIB on the issue date may be transferred to a Non-QIB and such notes will bear a legend to such effect.

                                 ARTICLE FOUR -

                     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES

                  Section 4.1       Applicability of Article.

                  Each Global Note shall be subject to this Article.

                  Section 4.2       Book-Entry Provisions For Global Note.

                  (a) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Note for all purposes whatsoever. Any Holder of any Global Note shall, by acceptance of such Global Note, agree that the transfers of Interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of an Interest in such Global Note shall be required to be reflected in a book-entry system. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  (c) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for individual Notes represented thereby, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in the Global Notes (each an "INTEREST") may be transferred to Agent Members or other beneficial owners or exchanged for Definitive Notes in accordance with the rules and procedures of the Depositary, the provisions of this Indenture and applicable law.

                  (d) If specified by the Company pursuant to Section 3.4, the Depositary may surrender a Global Note in exchange in whole or in part for Definitive Notes of like tenor and terms on such terms as are acceptable to the Company, the Trustee and the Depositary. In addition, Definitive Notes shall be issued to all beneficial owners in exchange for their Interests in Global Notes if (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or is no longer eligible to serve as Depositary pursuant to the terms of this Indenture and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; or (iii) there shall have occurred and be continuing a Default with respect to any Notes represented by the Global Notes.

                  (e) In connection with the transfer of any Interest from one Agent Member to another Agent Member not taking a Definitive Note, but an Interest, the Depositary shall reflect on its books and records the date. the name of the transferor and transferee, and the amount of the Interest transferred.

                  (f) In connection with the issuance to beneficial owners of Definitive Notes in exchange for any Global Note pursuant to paragraph (c) or
(h) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee upon receipt of a Company Order for the authentication and delivery of Definitive Notes shall authenticate and deliver, without service charge:

                           (i)      to the Depositary or to each Person
                  specified by such Depositary a new Definitive Note or Definitive Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's Interest in the Global Note; and

                           (ii) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal mount of the surrendered Global Note and the aggregate principal amount of Definitive Notes delivered to Holders thereof.

                           Except as otherwise provided in this Indenture, any
                  Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note shall also be a Global Note and shall bear the legend specified in
                  Section 2.4 except for any Note authenticated and delivered in exchange for, or upon registration of transfer of, a Global Note pursuant to the preceding sentence.

                  (g) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold Interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (h) Upon the exchange of any Global Note in its entirety for Definitive Notes or another Global Note, such Global Note shall be canceled by the Trustee.

                  (i) Notwithstanding anything herein to the contrary, if at any time the Depositary for the Notes notifies the Company that it is unwilling or unable to continue as a Depositary for the Notes or if at any time the Depositary for the Notes shall no longer be registered or in good standing under the Exchange Act, or other. applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes in exchange for such Global Note or Global Notes.

                  (j) With respect to Notes registered in the Note Register in the name of the Depositary or its nominee, the Company and the Trustee shall have no responsibility or obligation to any Agent Member. Without limiting the immediately preceding sentence, the Company and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depositary or any Agent Member with respect to any ownership interest in the Notes, (b) the delivery to any Agent Member or any other Person, other than a Holder, as shown in the Note Register or a Beneficial Owner, of any notice with respect to the Notes, including any notice of redemption, (c) the payment to any Agent Member or any other Person, other than a Holder as shown in the Note Register or a Beneficial Owner, of any amount with respect to principal of, premium, if any, or interest or Additional Interest on, the Notes or (d) any consent given by the Depositary as registered owner. So long as certificates for the Notes are registered in book entry in the name of the Depositary, the Company and the Trustee shall treat the Depositary or any successor securities depository as, and deem the Depositary or any successor securities depository to be, the absolute owner of the Notes, for all purposes whatsoever, including without limitation (i) the payment of principal and interest or Liquidated Damages on such Notes (ii) giving notice of redemption and other matters with respect to the Notes, (iii) registering transfers with respect to the Notes and
(iv) the selection of Notes for redemption. While the Notes are in the book entry as provided in this Section, no Person other than the Depositary or its nominee, or any successor thereto, as nominee for the Depositary shall receive a Note certificate with respect to any Note. Notwithstanding any other provision of this Indenture to the contrary, so long as any of the Notes are registered in the name of the Depositary or its nominee, all payments with respect to principal of, premium, if any, and interest and Additional Interest on such Notes and all notices with respect to such Notes shall be made and given, respectively, in the manner provided in the representation letter or other agreement with the Depositary in regard to the Notes.

                  Section 4.3       Special Transfer Provisions.

                  (a) Transfers to QIBs. With respect to any proposed transfer to a QIB of any Definitive Note:

                           (i)      in the case of the transfer of any
                  Definitive Note, the Note Registrar shall register the transfer only upon receipt of instructions in accordance with the Depositary's and the Note Registrar's procedures and only if (y) the transferor has delivered to the Note Registrar a certificate substantially in the form of Annex A hereto; and

                           (ii) With respect to all such transfers, (A) the Note Registrar shall reflect on its books and records the date of such transfer, (B) if the transfer affects a Global Note, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, a new Global Note or Global Notes in a principal amount as appropriate to reflect such transfer, and (C) if the transfer is of a Definitive Note, the transferred Definitive Note shall be cancelled and, if the entire amount of such Definitive Note was not transferred, a new Definitive Note, in the amount of the untransferred portion of the original Definitive Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.

                  (b) The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section
4.2 or this Section 4.3 in accordance with its usual procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  Interests in a Global Note may be exchanged for a certificated note or notes (a "DEFINITIVE NOTE"); however, no Global Note may be exchanged for a Definitive Note prior to day next following the day on which the meeting of stockholders at which Stockholder Approval is sought, including any adjournments thereof.

                                 ARTICLE FIVE -

                   REMEDIES OF HOLDERS ON AN EVENT OF DEFAULT

                  Section 5.1       Events of Default.

         In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable at maturity of the Notes, by acceleration or otherwise, or in connection with any redemption pursuant to Article Twelve; or

                  (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Agreement or in any of the Related Agreements or the Value Partners Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or by the registered holders of at least 25% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding; or

                  (d) failure of the Company or any Subsidiary of the Company to make any payment, including any applicable grace period, in respect of principal or interest on any Indebtedness which default shall have resulted in Indebtedness in an amount in excess of $1,000,000; or

                  (e) default by the Company or a Subsidiary of the Company with respect to any Indebtedness of the Company or such Subsidiary, which default results in acceleration of any such Indebtedness which is in an amount in excess of $1,000,000 without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the applicable grace period; or

                  (f) the entry by a court having jurisdiction in the premises of a final judgment, decree or order against the Company or any Subsidiary of the Company which shall require the payment by the Company or any Subsidiary of the Company of an amount (to the extent not covered by insurance) in excess of $1,000,000 and the continuance of any such judgment, decree or order unstayed or unsatisfied and in effect for a period of 60 consecutive days which is not being contested in good faith by appropriate judicial proceedings; or

                  (g) the Company or any Subsidiary that is a Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary that is a Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

                  (i) failure on the part of the Company duly to observe or perform any of the covenants or agreements of the Company in any of the Collateral Documents continued for a period of 30 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or by the registered holders of at least 25% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding; or

                  (j) any of the Collateral Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable against the Company in all material respects in accordance with their terms, or cease in any material respect to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Company shall so state in writing, and such default shall continue unremedied for a period of 30 days; or

                  (k) default by the Company with respect to any of its obligations contained in Sections 12.4 through 12.8 hereof; or

                  (l) default by the Company with respect to any of its obligations contained in Section 9.23 hereof, unless waived pursuant to Section
5.5 hereof within 10 calendar days thereafter;

                  (m) any annual audited financial statement of the Company is qualified as to going concern or similar qualifications;

then, and in each and every such case (other than an Event of Default specified in Section 5.1(g) or (h)), unless the principal of all of the Notes shall have already become due and payable, the registered holders of not less than 25% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, then Outstanding, by notice in writing to the Trustee, may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

         If an Event of Default specified in Section 5.1(g) or (h) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company.

                  Section 5.2       Payment of Notes on Default; Suit Therefor.

                  (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase hereunder, by declaration or otherwise, then the Company will pay to the Holders the whole amount that then shall have become due and payable on the Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate then borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

               (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (or, at the direction of registered holders of not less than 25% of the aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, then Outstanding, shall), in addition to any other remedies available to it, institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               (c) In case of any judicial proceeding relative to the Company (or any other Obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

               (d) No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' or other similar committee.

               (e) All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

               (f) In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the case of any other judicial proceedings relative to the Company or to the creditors or property of the Company, the Trustee shall be entitled to and shall, irrespective of whether the principal of the Notes shall then be due and payable as herein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or its creditors or its property, and shall be entitled to collect and receive any monies or other property payable or deliverable on any such claims.

               Section 5.3          Application of Monies Collected.

         Subject to the terms of the Intercreditor Agreement, and Section 9.20 hereof, any monies collected by or on behalf of a Holder pursuant to this
Article V shall be applied in the following order:

         First, to reimbursement of expenses and indemnities provided in Section
6.7 of this Indenture, the Agreement, the Value Partners Agreement, the Notes, the Convertible Notes and the Collateral Documents;

         Second, in case the principal of the Notes then Outstanding shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest at the rate then borne by the Notes, such payments to be made ratably to the Holders entitled thereto;

         Third, in case the principal of the Notes then Outstanding shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and upon overdue payments of interest at the rate then borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

         Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

                  Section 5.4       Remedies Cumulative and Continuing.

         Except as provided in the last paragraph of Section 3.7, all powers and remedies given by this Article V to a Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to a Holder by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of any Holder of any of the Notes to exercise any right or power accruing upon an Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein and every power and remedy given herein, by the Collateral Documents or by law to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                  Section 5.5       Waiver of Defaults by Holders.

         Except as provided in the next sentence, the registered holders of a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock in accordance with the provisions hereof, (iii) a default in the payment of the Redemption Price or the Repurchase Price pursuant to Article Twelve or (iv) a default in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Note affected thereby. Notwithstanding the foregoing, the registered holders of at least 70% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding shall be required on behalf of the Holders of all the Notes to waive any past Default or Event of Default under any of the Supermajority Covenants. Upon any waiver pursuant to this Section 5.5, the Company and the Holders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.5, said Default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Section 5.6       Limitation on Suits

                  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

               (b) the registered holders of not less than 25% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

               (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the registered holders of a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

                  Section 5.7       Control by Holders

                  The registered holders of a majority of the aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture,

               (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability.

                                 ARTICLE SIX -

                                   THE TRUSTEE

                  Section 6.1       Certain Duties and Responsibilities.

                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. If an Event of Default occurs (and is not cured), the Trustee, in the exercise of its power, must use the degree of care of a prudent man in the conduct of his own affairs. Subject to the requirement in the foregoing sentence, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

                  Section 6.2       Notice of Defaults.

         If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 60 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. The Trustee shall not be deemed to have, or be required to take, notice of Default or Event of Default under this Indenture except any default under Section 5.1(a) or (b) hereof or in the event of written notification of such Default or Event of Default by the owners of any of the Notes, and in the absence of such notice the Trustee may conclusively presume there is no default except as aforesaid. The Trustee may nevertheless require the Company to furnish information regarding performance of its obligations under this Indenture, but is not obligated or does not have a duty to the Holders to do so.

                  Section 6.3       Certain Rights of Trustee.

                  Subject to the provisions of Section 6.1:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of any Obligor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of any Obligor may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  Section 6.4       Not Responsible for Recitals or Issuance of
Notes.

                  The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  Section 6.5       May Hold Notes.

                  The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

                  Section 6.6       Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                  Section 6.7       Compensation and Reimbursement.

                  The Company agrees:

               (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

               (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and

               (d) when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in Section 5.1(g) such expenses and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code or any similar federal or state law for the relief of debtors.

                  As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds (i) held in trust for the payment of principal of and interest on Notes or
(ii) held in the Trustee's capacity as Paying Agent.

                  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

                  Section 6.8       Disqualification; Conflicting Interests.

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  Section 6.9       Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 6.10      Resignation and Removal; Appointment of
Successor.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

               (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

               (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Notes then Outstanding, delivered to the Trustee and to the Company.

               (d)            If at any time:

                              (i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                              (ii)           the Trustee shall cease to be
               eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                              (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Notes then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.1l, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

               (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

               Section 6.11      Acceptance of Appointment by Successor.

               (a) In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

               (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

               (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or convened or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                  Section 6.13      Preferential Collection of Claims Against
Company.

                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                  Section 6.14      Appointment of Authenticating Agent.

                  The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                  Unless the Authenticating Agent has been appointed by the Trustee at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

                  If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                  This is one of the Notes designated and referred to in the within-mentioned Indenture.



                                  ________________________________, as Trustee

                                  By:_____________________________
                                       As Authenticating Agent


                                  By:_____________________________
                                       Authorized Officer

                                ARTICLE SEVEN -


LISTS OF HOLDERS OF NOTES AND CONVERTIBLE NOTES AND REPORTS BY TRUSTEE AND
COMPANY

                  Section 7.1 Company to Furnish Trustee Names and Addresses of Holders of Notes and Convertible Notes.

               (a) The Company will furnish or cause to be furnished to the Trustee:

                              (i) semi-annually, not later than five Business Days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of each of (x) the Holders of Notes and (y) the Beneficial Owners as of such Record Date, and

                              (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, lists of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

               excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

               (b) If and whenever the Company or any Affiliate of the Company acquires any Notes, the Company shall within 10 Business Days after such acquisition by the Company and within 10 Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate of the Company, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the Holder from whom such Notes were acquired and the date of such acquisition.

               (c) The Company will furnish or cause to be furnished to the Trustee:

                              (i) semi-annually, not later than five Business Days after each Record Date, list, in such form as the trustee may reasonably require, of the names and addresses of each of the record and the beneficial owners of the Convertible Notes, as reflected in the Convertible Note Registries, as of such Record Date; and

                              (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, lists of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

               (d) If and whenever the Company or any Affiliate of the Company acquires any Convertible Notes, the Company shall within 10 Business Days after such acquisition by the Company and within 10 Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate of the Company, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the holder from whom such Convertible Notes were acquired and the date of such acquisition.

                  Section 7.2 Preservation of Information; Communications to Holders.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

               (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

               (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

               Section 7.3       Reports by Trustee.

               (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.

               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

               Section 7.4       Reports by Company.

               The Company shall file with the Commission and shall furnish to the Trustee and the Holders, within 5 days after it files them with the Commission, copies of its annual report and the information, documents and other reports which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and to provide to the Trustee and the Holders the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act and applicable to a US corporation subject to such sections, such information, documents and other reports to be filed and provided at the times specified for the filing of such information, documents and reports under such section. The Company also shall comply with the other provisions of ss. 314(a) of the Trust Indenture Act.

                  Section 7.5 Provision of Reports and Other Documents to Holders of Convertible Notes.

         Notwithstanding any other provision of this Indenture to the contrary, the Company and the Trustee shall provide to each record and beneficial owner of a Convertible Note, as reflected in the Convertible Note Registries, at the same time and in the same manner as is provided to Holders, copies of any notice, report or other document provided to the Holders hereunder.


                                ARTICLE EIGHT -

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 8.1       Supplemental Indentures with Consent of
Holders.

               (a) With the written consent of the registered holders of a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding, by Act of such registered holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby
(i) extend the fixed maturity of such Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any such Holder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided herein, or change the obligation of the Company to repurchase any Note upon the occurrence of a Repurchase Event in a manner adverse to such Holder, or impair the right to convert the Notes into Common Stock in any material respect, or (ii) reduce the aforesaid percentage of Notes and the Convertible Notes, considered as a single class, the registered holders of which are required to consent to any such amendment, modification, supplement or waiver; and further provided that no such supplemental indenture shall amend, modify, supplement or waive the Supermajority Covenants, the second sentence of Section 9.24, the date March 31, 2000 in the proviso clause to Section 12.6 and this proviso clause without the written consent of the registered holders of not less than 70% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding.

               (b) It shall not be necessary for any Act of the registered holders of the Notes and Convertible Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act and such notice shall approve the substance thereof.

                  Section 8.2       Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that this Indenture, as amended by such supplemental indenture, constitutes the legal, valid and binding obligation of all Obligors, enforceable against each of them in accordance with its terms.

                  Section 8.3       Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby and entitled to the benefits thereof.

                  Section 8.4       Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 8.5       Reference in Notes to Supplemental
Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Obligors and authenticated and delivered by the Trustee in exchange for Notes then Outstanding.

                  Section 8.6       Notice of Supplemental Indenture.

                  After an supplemental indenture hereunder becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture; provided, that the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

                                 ARTICLE NINE -

                                    COVENANTS

                  Section 9.1       Payment of Notes.

                  The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided herein. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on (i) overdue principal, at the rate borne by the Notes at the time, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

                  Section 9.2       Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations herein, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

                  Section 9.3       Reports and Certificates.

               (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are Outstanding, the Company will furnish to the Trustee and the Holders, within five days after the time periods specified in the Commission's rules and regulations (including any extensions expressly permitted by such rules and regulations):

                              (1) all quarterly and annual information,
               financial and other, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and an annual report on the Company's consolidated financial statements by the Company's independent certified public accountants; and

                              (2) all current reports that would be required to
               be filed with the Commission on Form 8-K (or any successor form) if the Company were required to file such reports.

               (b)            For so long as any Notes are Outstanding, the

Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (c) Concurrently with the delivery of the annual report described in Section 9.3(a)(1), the Company will deliver to each Holder at such Holder's address as it appears on the Note Register a statement of the Company's independent certified public accountants to the effect that they have reviewed the Agreement and the Related Agreements and that based on their examination of the affairs of the Company and its Subsidiaries, performed in connection with their audit of the Company's annual financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes a Default or an Event of Default, or, if they are aware thereof, the nature thereof.

               (d) Concurrently with the delivery of the annual report described in Section 9.3(a)(1), the Company will deliver to each Holder at such Holder's address as it appears in the Note Register, within 90 days after the end of each fiscal year of the Company, an Officer's Certificate, signed by each of the Company's Chief Executive Officer and Chief Financial Officer, to the effect that each such officer has reviewed the Agreement and the Related Agreements and is not aware of the occurrence or existence of any condition or event which constitutes a Default or an Event of Default, or, if they are aware thereof, the nature thereof and what action the Company is taking or proposes to take with respect thereto.

               (e) Notwithstanding any other provision hereof to the contrary, promptly upon acquiring knowledge of any Default or Event of Default, the Company will promptly deliver to each Holder at such Holder's address as it appears in the Note Register an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               (f) The Company will deliver to each Holder of at least $1.0 million aggregate principal amount of Notes who so requests at such Holder's address as it appears in the Note Register, within 30 days after the end of each fiscal quarter of the Company, an Officers' Certificate, signed by the Company's Chief Executive Officer and Chief Financial Officer, which (i) sets forth in reasonable detail the calculations which demonstrate the Company's compliance with the financial covenants set forth in Section 9.12 (regardless whether such covenants are in effect) and Section 9.13 (regardless whether the Company is seeking to incur additional Indebtedness) and (ii) to the effect that each such officer is not aware of the occurrence or existence of any condition or event which constitute a Default or an Event of Default with respect to Section 9.6 or, if they are aware thereof, the nature thereof and what action the Company is taking or proposes to take with respect thereto.

               (g) The Company will deliver to each Holder of at least $1.0 million aggregate principal amount of Notes who so requests at such Holder's address as it appears in the Note Register, within 30 days after the end of each calendar month, (i) an unaudited balance sheet and income statement showing the results of the Company's operations for such month, certified by an Officers' Certificate which is signed by the Company's Chief Financial Officer or Chief Accounting Officer, (ii) the amount of originations, purchases and sales of each type of Receivable by the Company and each Subsidiary of the Company during such month and fiscal year to date and (iii) the amount of (x) delinquent loans or other Receivables and (y) real estate owned of the Company and each Subsidiary of the Company at the end of such month.

               Section 9.4       Taxes and Other Charges.

               (a) Each of the Company and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials, supplies or services which if unpaid might by law become a Lien upon any of its assets; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

               (b) Each of the Company and its Subsidiaries will promptly pay when due, or in conformity with ordinary business practices, all accounts payable incident to the operations of such Person not referred to in paragraph (a) of this Section 9.4; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

                  Section 9.5       Conduct of Business.

               (a) Each of the Company and its Subsidiaries (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as is conducted generally from time to time by companies in the mortgage lending business or the consumer finance business in the United States and will not engage in any other business activities and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent failure to do so would have, or could reasonably be expected to have, a Material Adverse Effect.

               (b) Each of the Company and its Subsidiaries will comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply would not, individually or in the aggregate, result in any Material Adverse Effect.

                  Section 9.6       Corporate Existence.

               (a) Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and those of any Subsidiary of the Company, provided, however, that the Company and any Subsidiary of the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine in good faith that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, reasonably likely to result in any Material Adverse Effect.

               (b) Notwithstanding anything in paragraph (a) to the contrary, the Company will exercise its reasonable best efforts to operate MCI in a manner that will maintain the corporate existence and enterprise value of MCI, including but not limited to maintenance of its production, administration and secondary marketing functions in a fashion that would make its business a commercially marketable asset, which shall include:

                              (i) the maintenance of separate books, records and accounts, including detailed intercompany payables and receivables accounts;

                              (ii)           separate revenue generation
               (including loan origination and loan sales), collection, and credit functions;

                              (iii)          separate expense allocation;

                              (iv) separate employment of employees, consultants and agents;

                              (v) separate compensation of employees, consultants and agents;

                              (vi)           maintenance of separate licenses;

                              (vii) maintenance of separate borrowing facilities, whether in MCI's own name, or as a named borrower under the Company facilities, including warehouse facilities;

                              (viii)         separation of all material
               operational functions, including telephone systems, computer systems, etc.

                              (ix)           separate corporate existence; and

                              (x)            separate business leases and
               contracts, including as to office space, phone systems, copy systems, leased furniture and equipment.

               (c) The Company will take reasonable steps to ensure that all data and information reasonably necessary for the operation of MCI as an independent corporation, including accounting, loan production and loan sales information, shall be transferable to MCI promptly and without material expense upon reasonable request by MCI. MCI shall maintain, at MCI, computer systems capable of maintaining and processing the above and such data shall be forwarded to such system periodically.

               (d) The Company will ensure that all business relations with MCI, including any services provided to MCI by the Company, are properly documented. All contracts between MCI and the Company shall include a provision permitting MCI to terminate such contracts without penalty, at its discretion. The Company will take no action which it reasonably believes will result in a material reduction in the enterprise value or marketability of MCI, provided that this restriction shall not prohibit the Company from transferring money from MCI to the Company in such manner as the Company determines is necessary, in its discretion.

               (e) The covenants in paragraphs (b) and (c) above shall cease to be effective at such time on or after August 31, 2001 as the Company shall have established compliance with all of the financial tests specified in Section 9.12 (a), (b) and (c).

                  Section 9.7       Maintenance of Properties.

                  The Company and its Subsidiaries will cause all material properties (real and personal) owned, leased or licensed in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the reasonable judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are Outstanding, provided, however, that nothing in this Section 9.7 shall prevent the Company and its Subsidiaries from discontinuing the maintenance of any such properties if, in the reasonable judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, reasonably likely to result in any Material Adverse Effect.

                  Section 9.8       Insurance.

                  Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  Section 9.9       Restricted Payments.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment.

                  Section 9.10 Restrictions on Issuance and Sale of
                               Sale of Capital Stock of Subsidiaries.

                  The Company will not sell, transfer or otherwise dispose of shares of Capital Stock of any Subsidiary of the Company or permit any Subsidiary of the Company to issue, sell or otherwise dispose of shares of its Capital Stock unless in either case such Subsidiary remains a Wholly-Owned Subsidiary of the Company.

                  Section 9.11 Restrictions on Subsidiary Mergers and
                               Sales of Assets.

                  (a) The Company will not permit any Subsidiary to merge or consolidate with any Person, except that a Subsidiary, other than MCI, may merge into the Company or another Wholly-Owned Subsidiary of the Company.

                  (b) The Company will not permit any Subsidiary to sell, lease or otherwise dispose of its assets to any other Person, except (i) sales of Receivables in the ordinary course of business, (ii) sales of mortgage-related securities which are issued or sponsored by the Subsidiary or an Affiliate of the Subsidiary in the ordinary course of business or (iii) sales, leases or other dispositions of its assets that, together with all other assets of the Subsidiary previously sold, leased or disposed of (other than Receivables and securities referred to in clauses (i) and (ii) of this sentence) in accordance with this Section 9.11(b) during the 12-month period ending with the month in which any such sale, lease or other disposition occurs, do not constitute a Substantial Portion of the consolidated assets of the Company under GAAP.

                  Section 9.12 Financial Covenants.

                  (a) The Company will not at any time permit its Consolidated Net Worth to be less than the sum of (1) $30.0 million plus (2) 60% of the sum of the Company's positive Consolidated Net Income (determined in accordance with GAAP) for each fiscal semi-annual period ending after the Issue Date, commencing with the semi-annual period ending August 31, 2000, plus (3) 100% of the net proceeds obtained by the Company through the issuance or sale of Capital Stock (after the deduction of all costs of such issuance). For purposes of this
Section 9.12(a), Consolidated Net Worth shall not include (i) up to an aggregate of $5.0 million of increases in the carrying value of the mortgage-related securities owned by the Company as of the Issue Date (the "Issue Date Securities") recorded by the Company under GAAP and (ii) up to an aggregate of $5.0 million of decreases in the carrying value of the Issue Date Securities recorded by the Company under GAAP, in each case measured from the carrying value of the Issue Date Securities as of the month-end preceding the Closing Date, as set forth on an Officers' Certificate delivered to Value Partners and the Collateral Agent, and as subsequently reflected on any statement of financial condition of the Company included in a report filed by the Company pursuant to Section 9.3(a)(1) (the "Mark-to-Market Adjustments"). To illustrate, if the Company decreased the carrying value of the Issue Date Securities under GAAP as of the month-end preceding the Issue Date by $4.0 million and $3.0 million at August 31, 2000 and November 30,

2000, respectively, the Consolidated Net Worth of the Company at November 30, 2000 for purposes of Section 9.12(a)(1) shall be increased by $5.0 million. Similarly, if the Company increased the carrying value of the Issue Date Securities by such respective amounts at such respective dates, the Consolidated Net Worth of the Company at November 30, 2000 for purposes of Section 9.12(a)(1) shall be decreased by $5.0 million.

                  (b) Commencing on August 31, 2001 and thereafter, the Company will not at any time permit the ratio of (i) the aggregate amount of consolidated liabilities of the Company and its Subsidiaries (determined in accordance with GAAP) to (ii) the Consolidated Net Worth of the Company and its Subsidiaries to exceed 7.0 to 1.0.

                  (c) Commencing with the fiscal quarter ending August 31, 2001 and as of the end of each fiscal quarter of the Company thereafter, the Company will not permit the Fixed Charge Coverage Ratio of the Company to be less than
1.5 to 1.0 on a trailing four-quarter basis.

                  Section 9.13 Limitation on Incurrence of Indebtedness and
                               Issuance of Disqualified Capital Stock.

                  (a) The Company will not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue any Disqualified Capital Stock, provided, that the Company and any Subsidiary may Incur Indebtedness, other than in the case of the Company Indebtedness as a result of its Guarantee of the Indebtedness of any Person, including without limitation any Subsidiary of the Company, if at the time of Incurrence a Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the following requirements is satisfied:

                                    (i) The Fixed Charge Coverage Ratio for the
                  Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 1.6 to 1.0, determined on a pro forma basis (including, if applicable, a pro forma application of the net proceeds therefrom to repay other Indebtedness), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period; and

                                    (ii) the ratio of (i) the aggregate amount
                  of consolidated liabilities of the Company and its Subsidiaries to (ii) the Consolidated Net Worth of the Company does not exceed 6.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

                  (b) Notwithstanding paragraph (a) of this Section 9.13, the Company and its Subsidiaries may incur Permitted Indebtedness while no Default or Event of Default exists.

                  Section 9.14 Liens.

                  (a) The Company will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any Lien upon any Note Security (or become contractually committed to do so), except the following:

                                    (i) liens created under the agreements
                  governing the securitization of the Receivables underlying the mortgage-related securities included in the Note Security;

                                    (ii) liens to secure taxes, assessments and
                  other governmental charges, to the extent that payment thereof shall not at the time be required by Section 9.4;

                                    (iii) restrictions under federal and state
                  securities laws on the transfer of securities; and

                                    (iv) liens which solely secure the Note
                  Obligations.

                  (b) The Company will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any Lien upon any Eligible Collateral, other than Permitted Liens, to secure any Indebtedness of the Company (other than the Note Obligations and Convertible Note Obligations), any Subsidiary of the Company or any other Person, without in each case making effective provision whereby all Notes and Convertible Notes shall be directly secured equally and ratably with (or prior to in the case of Liens with respect to Junior Indebtedness) such Indebtedness.

                  Section 9.15 Subsidiary Guarantees.

                  The Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously provides for a Guarantee of, or pledge of assets to secure, the Note Obligations and the Convertible Note Obligations by such Subsidiary on terms at least as favorable to the Holders as such Guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a Guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the Guarantee or security interest in such assets shall be made pari passu to the Guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such Guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Note Obligations and the Convertible Note Obligations to the same extent as such Junior Indebtedness is subordinated to the Note Obligations and the Convertible Note Obligations and (ii) such Subsidiary waives and agrees in writing that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

                  Section 9.16 Payment of Dividends from Subsidiaries.

                  To the extent necessary to enable it to make payments on the Notes in accordance with their terms, the Company shall cause dividends to be paid to it by its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired) in amounts which are sufficient to enable the Company to satisfy its payment obligations under the Notes (and which shall be so used by the Company), provided that the Company shall not be required to take any action which would result in a Subsidiary paying dividends to the extent not permitted by applicable law and regulation and/or restrictions existing under agreements in effect on the Issue Date if the Company receives an opinion of counsel (in form and substance satisfactory to the registered holders of a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding) as to the existence of the relevant restriction no later than the applicable Interest Payment Date or the Stated Maturity of the Notes, whether by acceleration or otherwise.

                  Section 9.17 Limitations on Dividends and Other Payment
                               Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

                  (a) pay any dividends or make any other distribution to the Company or any other Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                  (b) make payments in respect to any Indebtedness owed to the Company or any other Subsidiary; or

                  (c) make loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

         other than, in the case of (a), (b) and (c),

                  (1) restrictions existing under agreements in effect on the Issue Date;

                  (2) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary and (ii) do not encumber or restrict the Company or any other Subsidiary of the Company as set forth in (a), (b) or (c) above.

                  (3) restrictions on the transfer of assets which are subject to Liens; and

                  (4) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and (2), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

                  Section 9.18 Investments and Acquisitions.

                  The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or create any Subsidiary or become a partner in any partnership or joint venture, or make any Acquisition of any Person, in each case whether directly or indirectly through a transaction which may otherwise be permissible pursuant to Section 10.1 hereof or otherwise, except:

                                    (i) Short-term obligations of, or fully
                  guaranteed by, the United States of America;

                                    (ii) Commercial paper rated A-1 or better by
                  Standard and Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc.;

                                    (iii) Demand deposit accounts maintained in
                  the ordinary course of business;

                                    (iv) Certificates of deposit issued by and
                  time deposits with federally-insured financial institutions having capital and surplus in excess of $100,000,000;

                                    (v) Investments in existence on the Issue
                  Date;

                                    (vi) Investments in the ordinary course of
                  the Company's business to originate or purchase (a) Receivables (and in connection with commitments to purchase the same) and (b) real estate acquired by foreclosure or by deed-in-lieu thereof, whether directly or indirectly through a Subsidiary formed for the sole purpose of holding the same;

                                    (vii) Hedging Obligations; and

                                    (viii) Investments in Securitization
                  Subsidiaries.

                  Section 9.19 Limitation on Investment Company Status.

                  The Company will not take, and will not permit any Subsidiary to take, any action, or otherwise permit to exist any circumstance, that would require the Company or such Subsidiary to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  Section 9.20 Payments on Notes; Repurchase of Notes.

                  (a) Except as expressly provided in the Intercreditor Agreement, the Company will not make any payment of interest, premium, if any, or principal on the Notes or the Convertible Notes without making a pro rata payment to all holders of the Notes and Convertible Notes.

                  (b) The Company will not, and will not permit any Subsidiary or other Affiliate of the Company to, redeem or purchase (whether in public or private transactions) any Notes or Convertible Notes other than pursuant to a redemption or repurchase offer made to each holder of a Note or Convertible Note pro rata in accordance with the aggregate principal amount of Notes and Convertible Notes held by such holders.

                  Section 9.21 Transactions with Affiliates.

                  Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of any asset or the rendering of any service, with any Affiliate (other than the Company or a Subsidiary of the Company) unless such transaction (a) is otherwise not in violation of the Agreement and the Related Agreements (including without limitation the Notes), and (b) is approved by a majority of the disinterested members of the Board of Directors, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the requirements of this clause (b) shall not apply to (i) any transaction pursuant to agreements in effect on the Issue Date and
(ii) any transaction or series of related transactions in which the amount involved does not exceed $250,000.

                  Section 9.22 Payments for Consent.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Note or an Exchange Note as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes or the Convertible Notes (other than Article Seven thereof) unless such consideration is paid to all holders of Notes and Convertible Notes that provide such consent or so waive or agree to amend.

                  Section 9.23 Solvency Test.

                  Commencing on May 31, 2000, the Company will not permit the sum of the amount of (i) the Liquid Assets owned by the Company, as of the end of each fiscal month of the Company, which are not subject to any Lien and (ii) the Consolidated Cash Flow of the Company during the preceding three fiscal months to amount to zero or less.

                  Section 9.24 Waiver of Certain Covenants.

                  Except as provided in the next sentence, the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.3 to 9.23, inclusive, if before the time for such compliance the registered holders of at least a majority in principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition. Notwithstanding the foregoing, the Company may omit in any particular instance to comply with the covenants or conditions set forth in any of the following sections if before the time for such compliance the registered holders of at least 70% in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition: Section 9.5(a); Section 9.9; Section 9.11; Section 9.12(a), but only to the extent that the waiver relates to a Consolidated Net Worth of less than $25.0 million ($20.0 million exclusive of Mark-to-Market Adjustments, if any); Section 9.12(b), but only to the extent that the waiver relates to an increase in the ratio set forth therein above 8.0 to 1.0; Section 9.12(c), but only to the extent that the waiver relates to a decrease in the ratio set forth therein below 1.2 to 1.0;
Section 9.13(a), but only to the extent that the waiver relates to a decrease in the ratio set forth in Section 9.13(a)(i) below 1.3 to 1.0 and/or an increase in the ratio set forth in Section 9.13(a)(ii) above 7.0 to 1.0; Section 9.14;
Section 9.15; Section 9.18, but only to the extent that the waiver relates to an acquisition of the capital stock or assets of a corporation, firm or other entity which would constitute a Significant Subsidiary of the Company; Section 9.20; and Section 9.22 (collectively, the "Supermajority Covenants"). No waiver of a covenant pursuant to this Section 9.25 shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE TEN -

                  MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

                  Section 10.1 Company May Consolidate Etc. Only on Certain
                               Terms.

                  Subject to the provisions of Sections 12.1 through 12.8, nothing contained herein shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of the property of the Company, substantially as an entirety, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia, provided, that (i) upon any such consolidation, merger, sale, conveyance or lease, if the Company is not the surviving entity, the due and punctual payment of the Notes Obligations, including without limitation the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions to be performed by the Company under the Agreement, the Notes, the Convertible Notes, the Collateral Documents and the Value Partners Agreement shall be expressly and unconditionally assumed, by agreement in form and substance reasonably satisfactory to the registered holders of not less than a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding, executed and delivered to such holders by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired or leased such property, (ii) the agreement referred to in clause (i) shall provide for the applicable conversion rights set forth in Section 7.6 of the Convertible Notes and the applicable repurchase rights set forth in Section 12.8 hereof, (iii) immediately after giving effect to such transaction, no

Default or Event of Default shall have occurred and be continuing (iv) immediately after giving effect to such transaction, the Company (or the surviving entity if the Company is not continuing) would be able to incur an additional $1.00 of Indebtedness pursuant to Section 9.13, (v) immediately after giving effect to such transaction, the Company (or the surviving entity if the Company is not continuing) shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (vi) the Company or the Person formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired or leased such property, as applicable, shall have delivered an Officer's Certificate to the Trustee to the effect that such consolidation, merger, sale, conveyance or lease complies with the terms hereof and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  Section 10.2 Successor Corporation to be Substituted.

                  In case of any such consolidation, merger, sale, conveyance or lease referenced in Section 10.1, and upon the assumption by any Person of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions to be performed by the Company under the Agreement and the Related Agreements, in accordance with Section 10.1 such Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as such. In the event of any such consolidation, merger, sale or conveyance (but not in the event of any such lease), the Person named as the "Company" in the first paragraph hereof or any successor which shall thereafter have become such in the manner prescribed in this Article Ten shall be released from its liabilities as obligor and maker of the Notes and from its obligations hereunder.


                                ARTICLE ELEVEN -

                     SECURITY FOR NOTES; RELATED AGREEMENTS

                  The Notes shall be secured by the Collateral Documents, duly executed by the Company and the other parties thereto for the ratable benefit of the holders of the Notes and the Convertible Notes granting a security interest in the collateral covered thereby, which security interest shall not be subordinate in priority to any other Liens except those expressly set forth in the Collateral Documents. The Notes are entitled to the benefits of and subject to the limitations contained in the Agreement and the Related Agreements, and the Holder of any Note may enforce such rights in accordance with the terms hereof and thereof, as applicable.

                                ARTICLE TWELVE -

                       REDEMPTION AND REPURCHASE OF NOTES

                  Section 12.1 Optional Rights to Redeem Notes.

                  (a) Except as provided in paragraph (b) below, the Notes are not redeemable at the Company's option prior to June 15, 2004. Thereafter, the Notes may be redeemed, in whole but not in part, at the option of the Company at the Redemption Prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:


                 Year                            Redemption Rate
                 ----                            ---------------
                 2004                                 106%
                 2005                                 100%

                  Notwithstanding the foregoing, the Notes may be redeemed at the Company's option prior to June 15, 2004, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if the Closing Price of the Common Stock equals or exceeds $5.00 per share (subject to adjustment as provided herein, the "Redemption Trading Price") for thirty five
(35) consecutive Trading Days after the Issue Date and prior to June 15, 2004 provided that no Notes may be redeemed prior to the mandatory conversion of the Notes provided for in Article Fourteen.

                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (b) Notwithstanding any provision hereof to the contrary, if it any time the total outstanding principal amount of the Notes shall be less than 10% of the aggregate principal amount Outstanding on the Issue Date, the Company may, at its option, redeem all or any part of the Notes then Outstanding at a Redemption Price equal to the applicable amount set forth in Section 12.1(a) hereof of the principal amount of the Notes then Outstanding, together with accrued and unpaid interest, if any, thereon to the Redemption Date.

                  Section 12.2 Notice of Optional Redemption.

                  At least 30 days but not more than 90 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of optional redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note Register.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) that Notes called for redemption must be presented and surrendered to the Company to collect the Redemption Price;

                  (d) that the Notes called for redemption may be converted at any time before the close of business on the fifth Business Day immediately preceding the Redemption Date;

                  (e) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Company of the Notes; and

                  (f) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date.

                  Section 12.3 Effect of Notice of Optional Redemption.

                  Once notice of optional redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon presentation and surrender to the Company, Notes called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date.

                  Section 12.4 Right to Require Repurchase.

                  In the event that a Repurchase Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is 60 days after the date of the Company Notice (as defined in Section 12.5) for cash at a purchase price equal to 101% of the aggregate principal amount of such Notes in the event that the Repurchase Event is the event specified in clause
(i) of the definition such term and 112% of the aggregate principal amount of such Notes in the event that the Repurchase Event is an event specified in clause (ii) or clause (iii) of the definition of such term (the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

                  Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Note shall not be construed as excluding the Repurchase Price in those provisions of this Note when such express mention is not made.

                  Section 12.5 Notices; Method of Exercising Purchase Right,
                               Etc.

                  (a) Unless the Company shall have theretofore called for redemption all of the Notes then Outstanding pursuant to Article Twelve, on or before the fifth day after the occurrence of a Repurchase Event, the Company shall give to all Holders of Notes notice (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.

                  Each notice of a repurchase right shall state:

                                    (i) the Repurchase Event and the Repurchase
                  Date,

                                    (ii) the date by which the repurchase right
                  must be exercised,

                                    (iii) the Repurchase Price,

                                    (iv) a description of the procedure which a
                  Holder must follow to exercise a repurchase right,

                                    (v) that on the Repurchase Date the
                  Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date, and

                                    (vi) the place where such Notes are to be
                  surrendered for payment of the Repurchase Price and accrued interest, if any.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

                  If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

                  (b) To exercise a repurchase right, a Holder shall deliver to the Company on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised.

                  (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the

Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

                  (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate per annum then currently in effect, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (e) Any Note which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Note so surrendered that was not repurchased.

                  (f) Any Holder that has delivered to the Company its written notice exercising its right to require the Company to repurchase its Notes upon a Repurchase Event shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Company prior to the close of business on such date.

                  Section 12.6 Repurchase Event.

                  A "Repurchase Event" shall be deemed to occur (i) upon the occurrence of a Change in Control, (ii) in the event that the Company fails to obtain either of the Stockholder Approvals on or before March 9, 2000 or (iii) in the event that the Notes are not mandatorily converted into shares of Common Stock in accordance with Article Fourteen on or before March 9, 2000, provided that the date set forth in clauses (ii) and (iii) may be extended to March 31, 2000 with the consent of the registered holders of a majority of the aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding.

                  Section 12.7 Certain Definitions.

         For purposes of this Article Twelve,

                  (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act;

                  (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act;

                  (c) the term "controlled" shall mean ownership or control of more than 50% of the voting power of an entity; and

                  (d) the term "Change in Control" shall mean the occurrence of any of the following events after the Issue Date:

                                    (i) any Person, other than the Company, any
                  Subsidiary of the Company or any entity controlled by the foregoing, or any employee benefit plan of the Company or any such Subsidiary, becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors, provided that a Change in Control shall not be deemed to have occurred pursuant to this paragraph (a) as a result of issuances of capital stock by the Company upon the exercise of rights or warrants, or upon conversion of convertible securities, which are issued and outstanding on the Issue Date to the holders of such rights, warrants or convertible securities on the date of issuance of the Notes;

                                    (ii) there occurs any consolidation of the
                  Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety to another Person (other than (i) any such transaction pursuant to which the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock and separate series of Common Stock carrying substantially the same relative rights as the Common Stock); or

                                    (iii) individuals who constituted the Board
                  of Directors of the Company at the beginning of any one-year period (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                  Section 12.8 Consolidation, Merger, Etc.

                  In the case of any reclassification, change, consolidation, merger, combination, sale or conveyance, in which the Common Stock is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Holders, at their last address reflected in the Note Register, an amendment to the Notes, in form and substance satisfactory to the registered holders of not less than a majority in aggregate principal amount of the Notes and the Convertible Notes, considered as a single class, at the time Outstanding, and to the Trustee, modifying the provisions of the Notes relating to the right of Holders to cause the Company to repurchase the Notes following a Repurchase Event, including without limitation the applicable provisions of this Article Twelve and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and the Common Stock (in lieu of the Company and the Common Stock).

                               ARTICLE THIRTEEN -

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 13.1 Option to Effect Legal Defeasance or Covenant
                               Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 13.2 or 13.3 be applied to all Notes then Outstanding upon compliance with the conditions set forth below in this Article.

                  Section 13.2 Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 13.1 of the option applicable to this Section, the Company shall, subject to the satisfaction of the conditions set forth in Section 13.4, be deemed to have been discharged from its obligations with respect to all Notes then Outstanding on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes then Outstanding, which shall thereafter be deemed to be Outstanding only for the purposes of Section 13.5 and the other Sections of this Indenture referred to in
(a) and (b) below, and the Company shall be deemed to have satisfied all its other obligations under the Notes and this Indenture (and the

Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes then Outstanding to receive solely from the trust fund described in Section 13.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes as and when such payments are due, (b) the Company's obligations with respect to such Notes under Articles One, Two, Three and Four and Section 9.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 13.3.

                  Section 13.3 Covenant Defeasance.

                  Upon the Company's exercise under Section 13.1 of the option applicable to this Section, the Company shall, subject to the satisfaction of the conditions set forth in Section 13.4, be released from its obligations under the covenants contained in Article Nine with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that. with respect to the Notes then Outstanding and the Subsidiary Guarantees, the Company may omit to comply with and shall have no liability, in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon any such Covenant Defeasance, the events specified in paragraphs (f), (g) (with respect to Subsidiaries only) and (h) shall not constitute Defaults.

                  Section 13.4 Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions precedent to the effectiveness of any Legal Defeasance or Covenant Defeasance:

                  (a) the Company shall (i) irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered cash in United States dollars, unencumbered U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes then Outstanding on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date, and
(ii) irrevocably instruct the Trustee to apply such cash and U.S. Government Obligations to such payments with respect to the Notes;

                  (b) in the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 13.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance has not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on (i) the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article concurrently with such Incurrence) and (ii) insofar as Section 5.1(g) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (such condition not being satisfied until such 91st day);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Obligors shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Obligors shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Obligors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Obligors; and

                  (h) the Obligors shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Section 13.5 Deposited Money and U.S. Government Obligations
                               to be Held in Trust; Other Miscellaneous
                               Provisions.

                  Subject to Section 13.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section, the "TRUSTEE") pursuant to Section 13.4 in respect of the Notes then Outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding any Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof.

                  Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 13.6 Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 13.7 Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Obligations in accordance with Section 13.2 or 13.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 or 13.3 until such time as the Trustee or Paying Agent is permitted to apply all such money, in accordance with
Section 13.2 or 13.3, as the case may be: provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 13.8 Defeasance of Convertible Notes

                  Notwithstanding any provision of this Indenture to the contrary, the Company may not effect legal defeasance or covenant defeasance of the Notes unless it adequately provides for the same for all Outstanding Convertible Notes by means which are satisfactory to the holders of a majority of the aggregate principal amount of the Outstanding Convertible Notes.


                               ARTICLE FOURTEEN -

                                   CONVERSION

                  Section 14.1 Mandatory Conversion upon Stockholder Approval

                  Immediately upon approval by the stockholders of the Company on or prior to March 9, 2000 (or before such other time as may be consented to pursuant to the provisions herein) of the conversion of $6,428,000 of the aggregate principal amount of the Notes issued pursuant to the Agreement into a maximum of 6,428,000 shares of Common Stock, the QIB Convertible Global Note will automatically convert into the right to receive ________ shares of Common Stock (the "QIB SHARES") and the Non-QIB Global Note will automatically convert into the right to receive ____________ shares of Common Stock (the "NON-QIB SHARES"). A Holder is not entitled to any rights of a holder of Common Stock until such Holder's Notes have converted to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article Fourteen.

                  Section 14.2 Issuance of Common Stock on Conversion; No
                               Adjustment for Interest or Dividends

                  Promptly following the automatic conversion of the aforesaid amount of the Notes issued pursuant to this Indenture, the Company shall issue and shall deliver to the Trustee certificates for the number of full shares of Common Stock issuable to the Holders upon the conversion of each Holder's Note in accordance with the provisions of this Article Fourteen and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 14.3.

                  Each conversion shall be deemed to have been effected as to any such Note on the date on which the requirement set forth in Section 14.1 shall have been satisfied, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby and the Holder of a principal amount of Notes which has been proportionately reduced to reflect such conversion..

                  Section 14.3 Disbursement of Shares.

                  (a) Upon conversion of the QIB Convertible Global Note and the Non-QIB Convertible Global Note in accordance with Section 14.1, each Holder shall be entitled to receive such Holder's pro-rata portion of the QIB Shares or the Non-QIB Shares (the "PRO-RATA PORTION"), as the case may be, with any fractional share rounded down to the nearest whole share. A Holder's Pro-Rata Portion shall be calculated as follows:

                                    (i) in the case of a QIB, (X) the principal
                  amount of Notes owned by such QIB divided by (Y) the total Outstanding principal amount of the QIB Notes; and

                                    (ii) in the case of a Non-QIB, (X) the
                  principal amount of Notes owned by such Non-QIB divided by (Y) the total Outstanding principal amount of the Non-QIB Notes.

                  (b) Within two Business Days after stockholder approval is obtained, the Company shall deposit with the Trustee for distribution to the Holders, the number of shares of Common Stock equal to the sum of the QIB shares and the Non-QIB shares (as adjusted to account for fractional shares as set forth in (a) above, the "CONVERSION SHARES").

                  (c) Upon receipt of the Conversion Shares, the Trustee shall distribute the Conversion Shares to the Holders in accordance with the Holders' Pro-Rata Portions as determined pursuant to Section 14.3(a) above.

                  Section 14.4 Taxes on Shares Issued.

                  The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 14.5 Reservation of Shares to Be Fully Paid;
                               Compliance with Governmental Requirements;
                               Listing of Common Stock.

                  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes and Liens with respect to the issue thereof.

                  The Company covenants that it will in good faith and as expeditiously as possible comply with its obligations under the Registration Rights Agreement.

                  The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Notes.


                                ARTICLE FIFTEEN -

                                  MISCELLANEOUS

                  Section 15.1 No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of any Obligor shall not have any liability for any obligations of such Obligor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  Section 15.2 Execution in Counterparts.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 15.3 Waiver of Trial by Jury.

                  EACH OF THE PARTIES TO THIS INDENTURE WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS INDENTURE, THE NOTES OR ANY SUBSIDIARY GUARANTEE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       ALTIVA FINANCIAL CORPORATION


                                       By:
                                           ------------------------------------
                                           Name:  Edward B. "Champ" Meyercord
                                           Title:  Chief Executive Officer

                                              Address:  1000 Parkwood Circle
                                                        6th Floor
                                                        Atlanta, Georgia 30339

Attest:


By:
    --------------------------------
    Title:


                                       UNITED STATES TRUST COMPANY OF NEW
                                       YORK, as Trustee


                                       By:
                                           ------------------------------------
                                           Name:  John Stohlmann
                                           Title:  Vice President

Attest:


By:
    --------------------------------
    Title: